                                                                   EXHIBIT 16(a)

                                  CALIFORNIA INSURED MUNICIPAL BOND
                                  FUND CLASS A
                                  FEBRUARY 26,1993-MAY 31,1993
                                  AVERAGE ANNUAL AND TOTAL RETURNS

                                                                             SINCE
                                                                           INCEPTION             SINCE
                                                                             AVG.              INCEPTION
                                                                            ANNUAL               TOTAL
                                                                            RETURN              RETURN*
                                                                           ---------           ----------
Initial Investment.......................................................  $1,000.00            $1,000.00
Divided by Maximum Offering Price**......................................      10.42
                                                                           ---------
Divided by Net Asset Value...............................................                           10.00
                                                                                               ----------
Equals Shares Purchased..................................................      95.97               100.00
Plus Shares Acquired through Dividend Reinvestment.......................       1.10                 1.12
                                                                           ---------           ----------
Equals Shares Held at 5/31/93............................................      97.07               101.12
Multiplied by Net Asset Value at 5/31/93.................................       9.86                 9.86
                                                                           ---------           ----------
Equals Ending Redeemable Value  at $1,000 Investment (ERV) at 5/31/93....   $ 957.10             $ 997.00
Divided by $1,000 (P)....................................................     0.9571               0.9970
Subtract 1...............................................................    -0.0429              -0.0030
Expressed as a percentage equals the Aggregate Total Return for the
  Period (T).............................................................      -4.29%
                                                                          ==========
Expressed as a percentage equals the Aggregate Total Return for
  the Period.............................................................                           -0.30%
                                                                                               ==========
ERV divided by P.........................................................     0.9571
Raise to the power of....................................................     3.8830
Equals...................................................................     0.8435
Subtract 1...............................................................    -0.1565
Expressed as a percentage equals the Average Annualized Total Return.....     -15.65%
                                                                           =========
------------

 *Does not include sales charge for the period.
**Includes 4.0% sales charge.

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                                                         EXHIBIT 16(a) Continued

                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                               ENDING MAY 31,1993


                 CALIFORNIA INSURED MUNICIPAL BOND FUND-CLASS A

Long term income generally based on yield to maturity
  times market value of each security....................................   $     62,197

Plus short term income accrued for the past thirty days..................          2,468
                                                                            ------------

Equals Total Income.....................................................          64,665

Less expenses for the past thirty days..................................            (513)
                                                                            ------------

Equals net monthly income for yield calculation.........................          64,152
                                                                            ------------

Average shares outstanding for 30 days..................................       1,495,589

Times the Maximum Offering Price........................................           10.26
                                                                             -----------

Equals total dollars....................................................    $ 15,344,742
                                                                            ============

Net monthly income divided by total dollars equals......................     0.004180721
                                                                            ------------

Add 1...................................................................     1.004180721
                                                                            ------------

Raise to the power of 6.................................................     1.025347970
                                                                            ------------

Subtract 1..............................................................     0.025347970
                                                                            ------------

Times 2.................................................................     0.050695940
                                                                            ------------

Expressed as a percentage equals the
  Standardized Yield for 30 day period..................................            5.07%
                                                                            ============

Tax Rate................................................................           28.00%
X = 1 minus Tax Rate....................................................           72.00%
Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period................................            7.04%
                                                                            ============